                               PRICING SUPPLEMENT

                                                   Registration No. 333-08369-01
                                                Filed Pursuant to Rule 424(b)(2)

                           United Parcel Service, Inc.

                                    UPS Notes

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Pricing Supplement No. 20                                   Trade Date: 05/28/02
(To Prospectus dated March 22, 2000 and Prospectus          Issue Date: 05/31/02
Supplement dated December 20, 2001)

The date of this Pricing Supplement is May 29, 2002


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
         CUSIP
           or
      Common Code           Principal Amount         Interest Rate           Maturity Date         Price to Public
      -----------           ----------------         -------------           -------------         ---------------
       91131UDS0              $6,469,000.00              5.00%                  11/15/08                 100%

    Interest Payment
       Frequency                                       Subject to               Dates and terms of redemption
      (begin date)          Survivor's Option          Redemption              (including the redemption price)
    ----------------        -----------------     -------------------          --------------------------------
        11/15/02                   Yes                   Yes                            100% 05/15/03
     semi-annually                                                                 semi-annually thereafter



                              Discounts and
    Proceeds to UPS            Commissions            Reallowance                Dealer              Other Terms
    ---------------            -----------            -----------                ------              -----------
     $6,412,396.25             $56,603.75                $1.75             ABN AMRO Financial
                                                                             Services, Inc.
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